Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees’ Savings Plan of McDonald’s Corporation of our reports dated February 18, 2008, with respect to the consolidated financial statements of McDonald’s Corporation and the effectiveness of internal control over financial reporting of McDonald’s Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Chicago, Illinois

March 25, 2008